UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

BHAV ACQUISITION CORP
(Exact name of registrant as specified in its charter)

Cayman Islands	001-43200	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

255 Old New Brunswick Rd., Suite N210 Piscataway, NJ 08854
(Address of principal executive offices and zip code)

(732) 612-9552

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one right to acquire one-fourth of one Class A ordinary share	BHAVU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BHAV	The Nasdaq Stock Market LLC
Rights, each right to acquire one-fourth of one Class A ordinary share	BHAVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 14, 2026, BHAV Acquisition Corp (the “Company”) announced that, on or about April 16, 2026, the holders of the Company’s units (the “Units”) may elect to separately trade the Class A ordinary shares and the rights included in the Units. Each Unit consists of one Class A ordinary share and one right to receive one-fourth (1/4) of one Class A ordinary share upon the consummation of an initial business combination by the Company. Any Units not separated will continue to trade on the Global Market tier of The Nasdaq Stock Market (“Nasdaq”) under the symbol “BHAVU.” The Class A ordinary shares and the rights that are separated will trade on Nasdaq under the symbols “BHAV” and “BHAVR,” respectively. No fractional rights will be issued upon separation of the units and only whole rights will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into Class A ordinary shares and rights.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release, dated April 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BHAV Acquisition Corp

	By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	Chief Executive Officer

Date: April 14, 2026

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